                                                                  Exhibit (11.0)

                               BADGER METER, INC.

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                                Year ended December 31
                                           1995        1994        1993
      PRIMARY                               (1)         (1)         (1)

      Shares
      Average shares outstanding         1,754,225   1,730,765   1,703,122
      Shares issuable upon exercise of
         stock options                      37,192      29,560      26,449
                                        ----------  ----------  ----------
      Total                              1,791,417   1,760,325   1,729,571
                                        ==========  ==========  ==========

      Net Earnings                      $3,718,679  $3,215,527  $2,164,365
                                        ==========  ==========  ==========

      Net Earnings per share                 $2.08       $1.83       $1.25
                                        ==========  ==========  ==========

      FULLY DILUTED

      Shares
      Average shares outstanding         1,754,225   1,730,765   1,703,122
      Shares issuable upon exercise of
         stock options                      47,749      32,726      26,449
                                        ----------  ----------  ----------
      Total                              1,801,974   1,763,491   1,729,571
                                        ==========  ==========  ==========

      Net Earnings                      $3,718,679  $3,215,527  $2,164,365
                                        ==========  ==========  ==========

      Net Earnings per share                 $2.06       $1.82       $1.25
                                        ==========  ==========  ==========

      Percentage dilution                     2.6%        1.9%        1.5%


(1) Earnings per share for financial statement purposes does not include common stock equivalants since dilution is less than 3%.